Familymeds Group Announces Third Quarter 2006 Financial Results

Third Quarter Net Revenues Increase 12% Year-over-Year;
Comparative Same Location Sales Increase 11% with Patient Population Expansion

Farmington, CT, November 14, 2006 - Familymeds Group, Inc. (Nasdaq: FMRX), a pharmacy and medical specialty product provider, today announced financial results for the third quarter and nine months ended September 30, 2006.

Third Quarter 2006 Financial Highlights

▪	Revenue increased 11.9% from third quarter 2005 to $57.9 million for third quarter 2006.
▪	Comparative same location sales increased 10.8% to $57.3 million for third quarter 2006, from $51.8 million for third quarter 2005.
▪
Overall gross margin of $11.4 million, or 19.7%, compared to $9.9 million, or 19.1% for third quarter 2005. Pharmacy gross margin was 20.5% for third quarter 2006 as compared to 19.3% in the third quarter of 2005.

▪	Selling, general and administrative (SG&A) expenses were $12.8 million for the third quarter 2006, a decrease of 11.7% from second quarter 2006 and a decrease of 5.0% from third quarter 2005.
▪	Reduction in operating loss from $4.7 million for the third quarter 2005 to $1.5 million for the third quarter 2006.
▪
Negative EBITDA of $400,000 (defined as loss before interest, taxes, noncash stock compensation, other income, loss from discontinued operations, preferred stock dividends, depreciation and amortization) for third quarter 2006 improved by $2.0 million or 83.4% from second quarter 2006 and $2.0 million or 83.4% from third quarter 2005. A reconciliation of EBITDA to net income(loss), the most comparable General Accepted Accounting Principles (GAAP) financial measure, is included in the financial statements presented at the end of this release.

Third Quarter 2006 Operational Highlights

▪	Patient population served continued to increase with approximately 3,000 new patients from the second quarter 2006 and approximately 13,000 new patients year-to-date.
▪	Revenues from the direct-to-provider medical supply operations were $4.2 million for the third quarter of 2006, increasing to 7.3% of total revenues from 1.2% of total revenues for third quarter 2005.
▪	Revenues from Medicare Part D plans were approximately 21% of total prescription revenues in the third quarter of 2006.
▪	Familymeds opened one new closed-door institutional pharmacy in Massachusetts and one new clinic pharmacy in Oklahoma during the third quarter.
▪
The Company closed four pharmacies during the quarter, to improve overall SG&A expenses and EBITDA contribution from the pharmacy network while transferring pharmacy sales components from two of the closed pharmacies into other existing Familymeds locations.

Financial Results

Net revenues were $57.9 million for the third quarter of 2006 compared to $60.7 million for the second quarter of 2006 and $51.8 million for the third quarter of 2005. The sequential decrease in net revenues from the second quarter 2006 primarily reflects the expected seasonal impact on pharmacy sales in the summer months. Comparative sales for the same locations including the medical supply distribution businesses increased 10.8% to $57.3 million for the third quarter of 2006 compared with $51.8 million for the third quarter of 2005.

Overall gross margin was $11.4 million or 19.7% in third quarter of 2006, compared with $11.9 million or 19.5% in the second quarter of 2006 and $9.9 million or 19.1% in third quarter of 2005. The improvement in gross margin as a percentage of revenues for the third quarter of 2006 from the third quarter of 2005 reflects improved supply chain management in procurement and the increased utilization of generic drugs among patients.

Selling, general and administrative (SG&A) expenses in the third quarter of 2006 decreased $1.7 million or 11.7% to $12.8 million, from SG&A expenses of $14.5 million for the second quarter 2006. This sequential reduction in expenses is in line with the Company’s cost control initiatives aimed at reducing SG&A expenses at corporate headquarters and non-customer service related expenses at the pharmacies. Through these initiatives, the Company expects to reduce operating expenses for the second half of 2006 by approximately $2.8 million or 10% from operating expenses of $27.4 million for the first half of 2006. Total annualized operating expense reductions are expected to be approximately $5.5 million or 11% of overall estimated operating expenses. Third quarter SG&A expenses decreased 5.0% year-over-year from $13.4 million for the third quarter of 2005.

Operating loss for the third quarter 2006 improved 57.1% from $3.5 million for the second quarter of 2006 to $1.5 million for the third quarter 2006. Third quarter operating loss improved 68.1% from $4.7 million for the third quarter of 2005.

The Company reduced negative EBITDA to $400,000, (defined as loss before interest, taxes, noncash stock compensation, other income, loss from discontinued operations, preferred stock dividends, depreciation and amortization) an improvement of 83.4% compared to negative EBITDA of $2.4 million for the second quarter of 2006, and an improvement of 83.4% compared to negative EBITDA of $2.4 million for the third quarter of 2005. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, is included in the financial statements presented at the end of this release.

Net loss available to common stockholders was $3.1 million, or $0.46 per basic and diluted common share, for the third quarter 2006. This compares to a net loss available to common stockholders of $14.1 million, or $7.05 per basic and diluted common share, for the third quarter 2005, inclusive of a loss from discontinued operations of $8.2 million, or $4.09 per basic and diluted common share.

As of September 30, 2006, cash and cash equivalents and bank availability totaled approximately $2.9 million. During the third quarter of 2006, the Company’s capital expenditures were $0.3 million.

Commentary and Outlook

Ed Mercadante, R.Ph., Chairman, President and Chief Executive Officer of Familymeds Group, stated, “We were satisfied with our overall performance and year-over-year revenue growth for the third quarter, especially given the expected seasonal weakness in the summer months that impacts our sequential revenue performance. We continue to be focused on organic sales improvement year over year as evidenced by our strong positive comparative same location sales, while we reduce expenses at the corporate level and improve EBITDA contribution from each of our locations. Our SG&A expense decreased by 11.7% from the prior quarter through emphasis on aggressive cost control within our operating model.

“We remain focused on strategically leveraging our business components that can provide maximized sales improvement with a more robust gross margin contribution. The higher volume of generic prescription drug sales did impact our total revenues for the third quarter but continues to drive a stronger overall gross margin. We expect to meet our overall gross margin target of 20% for fiscal 2006,” Mr. Mercadante continued.

“Operational execution on our existing locations while we grow new high potential, profitable pharmacies remains the core focus for the Company. We recently announced a contract with Toyota to operate a Worksite PharmacySM at Toyota’s new truck plant in San Antonio, Texas, opening January 1, 2007. This contract is a major milestone achievement for the Company, and we look forward to additional successes as we actively pursue our pipeline of opportunities in place for additional Worksite Pharmacy locations.

“We fell short of our EBITDA breakeven target for the third quarter, although we are pleased with our execution on strategies for improving unit level financial performance. We continued to improve our balance sheet through better inventory and accounts receivables management while also reducing debt and accounts payable. We believe to be on track to meet our previously stated objectives for the year and expect a positive EBITDA contribution in the fourth quarter of 2006.” A reconciliation of EBITDA to net income, the most comparable GAAP financial measure, is included in the financial statements presented at the end of this release.

Additional information about Familymeds Group’s financial results is contained in its Form 10-Q report for the three months ended September 30, 2006 that the Company expects to file on November 14, 2006 with the U.S. Securities and Exchange Commission.

Conference Call/ Audio Webcast

Management will hold a conference call with live webcast today to discuss the quarterly results and answer questions from participants.

What:	Third Quarter 2006 Conference Call and Webcast

When:	Tuesday, November 14th at 4:30 p.m. Eastern Standard Time

Where:
There are two ways to access the call:
Dial-in: 866-800-8649; (International Dial-in: 617-614-2703)
Passcode: 82085473.

Please dial in at least 10 minutes prior to 4:30p.m. EST to ensure a prompt start to the call.

The call will be broadcast live over the Internet. Live webcast: http://www.familymedsgroup.com under ‘Investors: Events.’

A replay of the call will be available until November 21, 2006 at 888-286-8010 (International dial-in: 617-801-6888). Enter the passcode 35423084 to access the audio replay. The webcast will also be archived on the Company's website for one year.

About Familymeds Group, Inc.

Familymeds Group, Inc. is a pharmacy and medical specialty product provider formed by the merger on November 12, 2004 of DrugMax, Inc. and Familymeds Group, Inc. Familymeds works closely with doctors, patients, managed care providers, medical centers and employers to improve patient outcomes while delivering low cost and effective healthcare solutions. The Company is focused on building an integrated specialty drug platform through its pharmacy and specialty pharmaceutical operations. Familymeds operates 85 locations, including 7 franchised locations, in 14 states under the Familymeds Pharmacy and Arrow Pharmacy & Nutrition Center brand names. The Company also operates Worksite PharmacySM, which provides solutions for major employer groups, as well as specialty pharmaceutical distribution directly to physicians and other healthcare providers. The Familymeds platform is designed to provide services for the treatment of acute and complex health diseases including chronic medical conditions such as cancer, diabetes and pain management. The Company often serves defined population groups on an exclusive, closed panel basis to maintain costs and improve patient outcomes. Familymeds offers a comprehensive selection of brand name and generic pharmaceuticals, non-prescription healthcare-related products, and diagnostic supplies to its patients, physicians, clinics, long- term care and assisted living centers. More information can be found at http://www.familymedsgroup.com. The Company's online product offering can be found at http://www.familymeds.com.

Safe Harbor Provisions

Certain oral statements made by management from time to time and certain statements contained in press releases and periodic reports issued by Familymeds Group, Inc., including those contained herein, that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are statements regarding the intent, belief or current expectations, estimates or projections of Familymeds, its directors or its officers about Familymeds and the industry in which it operates, and include statements in this press release related to Familymeds’ growth strategies, cost-containment plans, its liquidity and cash flow, the impact of its recent workforce and overhead reductions, as well as any other financial forecast contained herein. Although Familymeds believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur. When used in this report, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to identify forward-looking statements. Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) management's ability to successfully implement its business, growth and cost-containment strategies, (ii) changes in the regulatory and general economic environment related to the health care and pharmaceutical industries, including possible changes in reimbursement for healthcare products and in manufacturers’ pricing or distribution policies, (iii) conditions in the capital markets or changes with regard to the Company’s credit facilities, including the interest rate increases, changes in the availability of capital and changes in the reserve under the Company’s credit facility, (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified marketing, management or other personnel, and increased labor and inventory costs, and (v) changes regarding the availability, supply chain and pricing of the products which the Company distributes and sells to patients, as well as the loss of one or more key suppliers for which alternative sources may not be available. Further information relating to factors that could cause actual results to differ from those anticipated is included under the heading Risk Factors in the Company's Form 10-K for the year ended December 31, 2005, and its Form 10-Q for the quarter ended September 30, 2006, filed with the U.S. Securities and Exchange Commission. Familymeds disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:

Brandi Piacente
The Piacente Group
212-481-2050
brandi@thepiacentegroup.com

or

Cindy Berenson
Familymeds Group, Inc.
860.676.1222 x138
berenson@familymeds.com

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES
(formerly DRUGMAX, INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2006 AND DECEMBER 31, 2005
(in thousands, except share data)
(Unaudited)

ASSETS	September 30, 2006	December 31, 2005
CURRENT ASSETS:
Cash and cash equivalents	$895	$6,681
Trade receivables, net of allowance for doubtful accounts of approximately $2,769 and $2,777 in 2006 and 2005, respectively	14,637	12,855
Inventories	23,569	30,631
Prepaid expenses and other current assets	1,537	2,487

Total current assets	40,638	52,654

PROPERTY AND EQUIPMENT—Net of accumulated depreciation and amortization of approximately $14,385 and $13,080 in 2006 and 2005, respectively	6,542	4,959

GOODWILL	1,355	1,355

INTANGIBLE ASSETS—Net of accumulated amortization of approximately $19,069 and $17,674 in 2006 and 2005, respectively	3,286	4,852

OTHER NONCURRENT ASSETS	668	207

TOTAL ASSETS	$52,489	$64,027

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Current portion of notes payable	$2,000	$4,721
Promissory notes payable	94	915
Revolving credit facility	36,199	36,251
Accounts payable	10,819	9,014
Accrued expenses	5,550	6,100

Total current liabilities	54,662	57,001

NOTES PAYABLE, NET OF DISCOUNT OF $2,372 in 2006	5,129	18,184

OTHER LONG-TERM LIABILITIES	62	135

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Series A convertible preferred stock, $1,000 par value, 500,000 authorized and none outstanding	—	—
Common stock, $.001 par value, 200,000,000 shares authorized; 6,634,884 and 6,574,044 shares issued and outstanding for 2006 and 2005, respectively	66	66
Additional paid in capital	230,740	227,336
Accumulated deficit	(237,420)	(238,131)
Unearned compensation	(750)	(564)

Total stockholders’ deficit	(7,364)	(11,293)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$52,489	$64,027

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES
(formerly DRUGMAX, INC.)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2006 and OCTOBER 1, 2005
(in thousands, except per share data)
(Unaudited)

	Three Month Periods Ended		Nine Month Periods Ended
	September 30, 2006	October 1, 2005	September 30, 2006	October 1, 2005

NET REVENUES	$57,915	$51,755	$174,698	$163,672

COST OF SALES	46,532	41,878	140,527	130,819

Gross margin	11,383	9,877	34,171	32,853

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	12,760	13,426	40,201	41,398
GAIN ON SALE OF PHARMACY ASSETS	(839)	—	(839)	—
RESTRUCTURING EXPENSE	34	—	34	—
DEPRECIATION AND AMORTIZATION EXPENSE	951	1,107	2,678	3,420

OPERATING LOSS	(1,523)	(4,656)	(7,903)	(11,965)

OTHER INCOME (EXPENSE):
Gain on extinguishment of debt	—	—	13,086	—
Interest expense	(1,386)	(1,757)	(4,189)	(3,939)
Interest income	—	3	41	18
Other income	(18)	68	42	354

Total other income (expense), net	(1,404)	(1,686)	8,980	(3,567)

Income (loss) from continuing operations	(2,927)	(6,342)	1,077	(15,532)
Loss from discontinued operations	(144)	(8,193)	(366)	(11,163)
NET INCOME (LOSS)	(3,071)	(14,535)	711	(26,695)

Preferred stock dividends	—	401	—	(1,854)
NET INCOME (LOSS) AVAILABLE TO COMMON STOCKHOLDERS	$(3,071)	$(14,134)	$711	$(28,549)

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE:
Income (loss) from continuing operations available to common shareholders	(0.44)	(2.96)	0.16	(8.76)
Loss from discontinued operations	(0.02)	(4.09)	(0.05)	(5.63)
Net income (loss) available to common shareholders	$(0.46)	$(7.05)	$0.11	$(14.39)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic and diluted	6,623	2,005	6,606	1,984

Familymeds Group, Inc.
Reconciliation of Net Income (Loss) available to common stockholders to EBITDA, Excluding the components of Other Income
(Expense) (UNAUDITED)
(Amounts in thousands)

	Three Month Periods Ended			Nine Month Periods Ended
	September 30,	July 1,	October 1,	September 30,	October 1,
	2006	2006	2005	2006	2005
Net income (loss) available to
common stockholders	$(3,071)	$7,838	$(14,134)	$711	$(28,549)
Preferred stock dividends			(401)		1,854
Loss from discontinued operations	144	403	8,193	366	11,163
Provision for taxes	—	—	—	—	—
Interest expense	1,386	1,407	1,757	4,189	3,939
Other income, including interest and
gain on debt extinguishment	18	(13,118)	(71)	(13,169)	(372)
Depreciation and amortization	951	889	1,107	2,678	3,420
Noncash stock compensation	172	176	1,133	473	5,074

EBITDA	$(400)	$(2,405)	$(2,416)	$(4,752)	$(3,471)

EBITDA excluding other income refers to net income before interest, income tax expense, non cash stock compensation expense, depreciation and amortization and excluding the components of other income (expense). Familymeds considers EBITDA excluding the components of other income (expense) to be a good indication of the Company’s ability to generate cash flow in order to liquidate liabilities and reinvest in the Company. EBITDA excluding the components of other income (expense) is not a measurement of financial performance under GAAP and should not be considered a substitute for net income as a measure of performance.